Exhibit 99.1

STRYKER OPERATING RESULTS FOR

QUARTER ENDED SEPTEMBER 30, 2006

Kalamazoo, Michigan - October 17, 2006 -- Stryker Corporation (NYSE:SYK) reported operating results for the quarter ended September 30, 2006 as follows:

Third Quarter Highlights

·	Net sales increased 10.4% (9.8% constant currency) to $1,294 million
·	Orthopaedic Implant sales increased 9.6% (9.0% constant currency)
·	MedSurg Equipment sales increased 14.0% (13.4% constant currency)
·	Net earnings increased 56.1% from $121 million to $188 million and adjusted net earnings increased 23.9% from $152 million to $188 million
·	2005 includes a charge of $31.3 million ($.08 per diluted share) for income taxes associated with the repatriation of foreign earnings
·	Diluted net earnings per share increased 58.6% from $.29 to $.46 and adjusted diluted net earnings per share increased 24.3% from $.37 to $.46
·	2006 and 2005 include additional compensation expense of $14.6 million and $17.5 million, respectively, to reflect the expensing of stock option compensation

"We are pleased to report another strong quarter with double-digit sales growth and very strong earnings growth led by the resurgence of our U.S. Orthopaedics division. This division posted double-digit sales growth for the first time since late 2004, including 11% growth in reconstructive products, and recorded its fourth straight quarter of sequentially improved sales growth," commented Stephen P. MacMillan, President and Chief Executive Officer. "Our MedSurg businesses also continued to generate solid results."

Net sales were $1,294.0 million for the third quarter of 2006, representing a 10.4% increase over net sales of $1,171.9 million in the third quarter of 2005, and $3,942.8 million for the first nine months of 2006, representing a 9.7% increase over net sales of $3,593.0 million for the first nine months of 2005. Excluding the impact of foreign currency, net sales increased 9.8% for the third quarter and 10.5% for the first nine months.

The third quarter and first nine months results reflect the adoption of Financial Accounting Standards Board (FASB) Statement No. 123R, Share-Based Payment, which requires companies to recognize the cost of stock options as compensation expense.  The Company adopted the Statement using the modified-retrospective transition method, under which all prior period amounts have been restated on a consistent basis.  As a result of adopting Statement No. 123R, the Company recognized additional compensation expense of $14.6 million and $17.5 million in the third quarter of 2006 and 2005, respectively, and $43.6 million and $37.4 million in the first nine months of 2006 and 2005, respectively.

Net earnings for the third quarter of 2006 were $188.4 million, representing a 56.1% increase over net earnings of $120.7 million for the third quarter of 2005.  Diluted net earnings per share for the third quarter of 2006 increased 58.6% to $.46 compared to $.29 in the third quarter of 2005.  Net earnings for the first nine months of 2006 were $549.8 million, representing an 18.2% increase over net earnings of $465.2 million in the first nine months of 2005.  Diluted net earnings per share for the first nine months of 2006 increased 18.6% to $1.34 compared to $1.13 in the first nine months of 2005.

The Company's net earnings for the third quarter and the first nine months of 2005 were reduced by a $31.3 million charge in the third quarter to record the income tax expense associated with the repatriation of foreign earnings under the provisions of the American Jobs Creation Act. The Company's net earnings for the first nine months of 2006 were reduced by a $52.7 million charge in the first quarter to write off purchased in-process research and development associated with the acquisition of Sightline Technologies, Ltd. (Sightline).

Excluding the impact of the charge to record the income tax expense associated with the repatriation of foreign earnings in the third quarter of 2005, net earnings for the third quarter of 2006 of $188.4 million increased by 23.9% over adjusted net earnings of $152.0 million for the third quarter of 2005 and diluted net earnings per share for the third quarter of 2006 of $.46 increased by 24.3% over adjusted diluted net earnings per share of $.37 for the third quarter of 2005.

Excluding the impact of the charges to write off purchased in-process research and development in the first quarter of 2006 and to record the income tax expense associated with the repatriation of foreign earnings in the third quarter of 2005, adjusted net earnings for the first nine months of 2006 were $602.5 million, representing a 21.3% increase over adjusted net earnings of $496.5 million for the first nine months of 2005, and adjusted diluted net earnings per share for the first nine months of 2006 were $1.47, representing a 21.5% increase over adjusted diluted net earnings per share of $1.21 for the first nine months of 2005.

Sales Analysis

Domestic sales were $864.3 million for the third quarter and $2,596.2 million for the first nine months of 2006, representing increases of 11.5% and 11.2%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

International sales were $429.7 million for the third quarter and $1,346.6 million for the first nine months of 2006, representing increases of 8.4% and 7.0%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.  The impact of foreign currency comparisons to the dollar value of international sales was favorable by $6.9 million in the third quarter and unfavorable by $27.9 million in the first nine months of 2006.  Excluding the impact of foreign currency, international sales increased 6.7% in the third quarter and 9.2% in the first nine months of 2006.

Worldwide sales of Orthopaedic Implants were $741.6 million for the third quarter and $2,276.3 million for the first nine months of 2006, representing increases of 9.6% and 7.7%, respectively, based on higher shipments of reconstructive (hip, knee and shoulder), trauma, spinal and craniomaxillofacial implant systems; bone cement; and the bone growth factor OP-1.  Excluding the impact of foreign currency, sales of Orthopaedic Implants increased 9.0% in both the third quarter and first nine months of 2006.

Worldwide sales of MedSurg Equipment were $489.5 million for the third quarter and $1,470.5 million for the first nine months of 2006, representing increases of 14.0% and 14.6%, respectively, based on higher shipments of surgical equipment; surgical navigation systems; endoscopic, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  Excluding the impact of foreign currency, sales of MedSurg Equipment increased 13.4% in the third quarter and 14.8% in the first nine months of 2006.

Physical Therapy Services revenues were $62.9 million for the third quarter and $196.0 million for the first nine months of 2006, representing decreases of 4.6% and 0.7%, respectively.

Income Tax Rate

The Company's effective income tax rates for the third quarter and first nine months of 2006 were 28.2% and 30.1%, respectively, as compared to effective income tax rates for the third quarter, first nine months and year ended December 31, 2005 of 43.7%, 33.7% and 32.6%, respectively.  The effective income tax rate for the first nine months of 2006 reflects the impact of the non-deductibility for income tax purposes of the purchased in-process research and development charge associated with the acquisition of Sightline. The effective income tax rates for the 2005 periods have been restated to reflect the adoption of FASB Statement No. 123R.  The effective income tax rates for the third quarter and first nine months of 2005 also reflect the impact of the third quarter 2005 income tax expense associated with the repatriation of foreign earnings under the provisions of the American Jobs Creation Act. The effective income tax rate for the year ended December 31, 2005 also reflects the non-deductibility for income tax purposes of the purchased in-process research and development charge associated with the acquisition of PlasmaSol Corp. as well as the third and fourth quarter 2005 income taxes associated with the repatriation of foreign earnings.

Outlook for 2006 and 2007

The Company's outlook for 2006 continues to be optimistic regarding underlying growth rates in orthopaedic procedures and the Company's broadly based range of products in orthopaedics and other medical specialties, despite the potential for increased pricing pressure on Orthopaedic Implants products in the United States, Japan and certain other foreign markets.  The Company continues to project adjusted diluted net earnings per share for 2006 of $2.02, excluding the impact of the charge to write off purchased in-process research and development associated with the acquisition of Sightline during the first quarter of 2006.  The projection represents a 21.0% increase over adjusted restated diluted net earnings per share of $1.67 in 2005.

The financial forecast for 2006 includes a net sales increase of approximately 11% as a result of growth in shipments of Orthopaedic Implants and MedSurg Equipment, which is equal to the 11% sales growth, excluding the effect of foreign currency exchange rates, reported for the first nine months of 2006. If foreign currency exchange rates hold near recent levels, the Company anticipates a favorable impact on net sales of approximately 1% in the fourth quarter and does not expect a significant impact on net sales for the full year of 2006.

The Company is also optimistic about its outlook for 2007 despite the potential for increased pricing pressures in certain markets. The Company projects diluted net earnings per share to approximate $2.42 for 2007 as a result of its broad range of products in orthopaedics and other medical specialties along with the expected continuing strength in the underlying growth rates for these products.

Conference Call

As previously announced, the Company will conduct a conference call for financial analysts at 5:00 p.m., Eastern Time, today.  To hear the conference call, dial 800/725-9961.  A simultaneous webcast of the call may be accessed via the Company's website at www.stryker.com ..  The call will be archived on this site for 90 days. A recording of the call will also be available from 7:00 p.m., Eastern Time, today until 7:00 p.m. on Thursday, October 19, 2006.  To hear this recording, dial 800/633-8284 (domestic) or 402/977-9140 (international) and enter the registration number 21279878.

Forward-Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements.  Such factors include, but are not limited to: pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; regulatory actions; unanticipated issues arising in connection with clinical studies and eventual United States Food and Drug Administration approval of additional OP-1 applications, the FlexiCore and CerviCore spinal implant products, the PlasmaSol sterilization products or other new product introductions; integration and other issues that could delay the introduction of the recently acquired Sightline product line; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; changes in economic conditions that adversely affect the level of demand for the Company's products; changes in foreign exchange markets; changes in financial markets; and changes in the competitive environment.  Additional information concerning these and other factors are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker Corporation is one of the world's leading medical technology companies with the most broadly based range of products in orthopaedics and a significant presence in other medical specialties.  Stryker works with respected medical professionals to help people lead more active and more satisfying lives.  The Company's products include implants used in joint replacement, trauma, craniomaxillofacial and spinal surgeries; biologics; surgical, neurologic, ear, nose & throat and interventional pain equipment; endoscopic, surgical navigation, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  Stryker also provides outpatient physical therapy services in the United States.

STRYKER CORPORATION

CONDENSED STATEMENTS OF EARNINGS (1)

For the Three Month and Nine Month Periods Ended September 30, 2006

(Unaudited - In Millions Except Per Share Amounts)

	Third Quarter			Nine Months
	2006	2005	% Change	2006	2005	% Change

Net sales	$ 1,294.0	$ 1,171.9	10.4	$ 3,942.8	$ 3,593.0	9.7
Cost of sales	441.7	417.3	5.8	1,347.1	1,270.4	6.0

GROSS PROFIT	852.3	754.6	12.9	2,595.7	2,322.6	11.8
% of Sales	65.9	64.4		65.8	64.6

Research, development and
engineering expenses	80.4	72.0	11.7	233.4	200.6	16.4
Selling, general and
administrative expenses	506.4	457.2	10.8	1,509.1	1,380.9	9.3
Intangibles amortization	11.1	10.5	5.7	32.1	38.3	(16.2)
Purchased in-process research and development	-	-	--	52.7	-	--

	597.9	539.7	10.8	1,827.3	1,619.8	12.8

OPERATING INCOME	254.4	214.9	18.4	768.4	702.8	9.3
% of Sales	19.7	18.3		19.5	19.6

Other income (expense)	8.0	(0.6)	--	17.9	(1.4)	--

EARNINGS BEFORE INCOME TAXES	262.4	214.3	22.4	786.3	701.4	12.1

Income taxes	74.0	93.6	(20.9)	236.5	236.2	0.1

NET EARNINGS	$ 188.4	$ 120.7	56.1	$ 549.8	$ 465.2	18.2

Net Earnings Per Share
Basic	$ 0.46	$ 0.30	53.3	$ 1.35	$ 1.15	17.4
Diluted	$ 0.46	$ 0.29	58.6	$ 1.34	$ 1.13	18.6

Average Shares Outstanding
Basic	406.7	403.7		406.2	403.3
Diluted	411.6	411.4		411.2	410.9

RECONCILIATION OF REPORTED NET EARNINGS TO ADJUSTED NET EARNINGS

	Third Quarter			Nine Months
	2006	2005	% Change	2006	2005	% Change
NET EARNINGS
Reported net earnings	$ 188.4	$ 120.7	56.1	$ 549.8	$ 465.2	18.2
Purchased in-process research and development	-	-	--	52.7	-	--
Income taxes on repatriation of foreign earnings	-	31.3	(100.0)	-	31.3	(100.0)
Adjusted net earnings	$ 188.4	$ 152.0	23.9	$ 602.5	$ 496.5	21.3

DILUTED NET EARNINGS PER SHARE
Reported diluted net earnings per share	$ 0.46	$ 0.29	58.6	$ 1.34	$ 1.13	18.6
Purchased in-process research and development	$ -	$ -	--	$ 0.13	$ -	--
Income taxes on repatriation of foreign earnings	$ -	$ 0.08	(100.0)	$ -	$ 0.08	(100.0)
Adjusted diluted net earnings per share	$ 0.46	$ 0.37	24.3	$ 1.47	$ 1.21	21.5

(1) On January 1, 2006, the Company adopted Financial Accounting Standards Board Statement No. 123R using the modified-retrospective transition method, under which all prior period amounts have been restated on a consistent basis.

STRYKER CORPORATION

CONDENSED SALES ANALYSIS

For the Three Month and Nine Month Periods Ended September 30, 2006

(Unaudited - In Millions)

	Third Quarter				Nine Months
			% Change				% Change
				Constant				Constant
	2006	2005	Reported	Currency	2006	2005	Reported	Currency

Domestic	$ 864.3	$ 775.5	11.5	11.5	$ 2,596.2	$ 2,334.3	11.2	11.2
International	429.7	396.4	8.4	6.7	1,346.6	1,258.7	7.0	9.2

NET SALES	$ 1,294.0	$ 1,171.9	10.4	9.8	$ 3,942.8	$ 3,593.0	9.7	10.5

Orthopaedic Implants	$ 741.6	$ 676.5	9.6	9.0	$ 2,276.3	$ 2,113.0	7.7	9.0
MedSurg Equipment	489.5	429.5	14.0	13.4	1,470.5	1,282.6	14.6	14.8
Physical Therapy Services	62.9	65.9	(4.6)	(4.6)	196.0	197.4	(0.7)	(0.7)

NET SALES	$ 1,294.0	$ 1,171.9	10.4	9.8	$ 3,942.8	$ 3,593.0	9.7	10.5

STRYKER CORPORATION

CONDENSED BALANCE SHEETS (1)

(Unaudited - In Millions)

	September 30	December 31
	2006	2005

ASSETS

Cash and cash equivalents	$ 182.7	$ 491.2

Marketable securities	902.7	565.3

Accounts receivable (net)	844.9	770.3

Inventories	675.1	563.5

Other current assets	509.9	479.8

TOTAL CURRENT ASSETS	3,115.3	2,870.1

Property, Plant and Equipment (net)	910.7	831.0

Goodwill and Other Intangibles (net)	927.4	922.9

Other Assets	445.7	368.5

TOTAL ASSETS	$ 5,399.1	$ 4,992.5

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$ 1,112.0	$ 1,248.8

Long-Term Debt	0.6	184.2

Other Liabilities	296.0	259.3

Shareholders' Equity	3,990.5	3,300.2

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$ 5,399.1	$ 4,992.5

(1) On January 1, 2006, the Company adopted Financial Accounting Standards
Board Statement No. 123R using the modified-retrospective transition method, under which all prior period amounts have been restated on a consistent basis.

STRYKER CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS (1)

For the Three Month and Nine Month Periods Ended September 30, 2006

(Unaudited - In Millions)

	Third Quarter		Nine Months
	2006	2005	2006	2005
OPERATING ACTIVITIES

Net earnings	$ 188.4	$ 120.7	$ 549.8	$ 465.2

Depreciation	31.4	26.4	90.5	79.9

Amortization	53.4	43.6	154.0	133.4

Purchased in-process research and development	-	-	52.7	-

Changes in working capital and other	7.2	68.0	(350.1)	(211.2)

NET CASH PROVIDED BY OPERATING ACTIVITIES	280.4	258.7	496.9	467.3

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(10.7)	(2.0)	(90.0)	(55.1)

Purchases of marketable securities, net	(165.5)	(122.5)	(338.2)	(335.4)

Purchases of property, plant and equipment	(48.5)	(69.4)	(152.7)	(185.8)

Proceeds from sales of property, plant and equipment	-	0.2	0.2	0.6

NET CASH USED IN INVESTING ACTIVITIES	(224.7)	(193.7)	(580.7)	(575.7)

FINANCING ACTIVITIES

Borrowings (repayments) of debt, net	1.0	(0.8)	(225.8)	(0.6)

Dividends paid	-	-	(44.6)	(36.2)

Other	(4.7)	19.4	41.6	14.5

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3.7)	18.6	(228.8)	(22.3)

Effect of exchange rate changes on cash and cash equivalents	1.0	(1.6)	4.1	(18.3)

CHANGE IN CASH AND CASH EQUIVALENTS	$ 53.0	$ 82.0	$ (308.5)	$ (149.0)

(1) On January 1, 2006, the Company adopted Financial Accounting Standards Board Statement No. 123R using the modified-retrospective transition method, under which all prior period amounts have been restated on a consistent basis.

Contact:	Dean H. Bergy
Vice President and Chief Financial Officer
269/385-2600